Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

THQ/Investor Relations

818/871-5095

Bob Finlayson

THQ/Media Relations

818/871-5068

THQ REPORTS RECORD SECOND QUARTER NET SALES

EXCEEDS REVENUE AND PROFIT GUIDANCE

— New Releases, and Destroy All Humans!™, Juiced™ Drive Strong Results —

-- Management Reaffirms Fiscal 2006 Earnings Guidance —

AGOURA HILLS, Calif. — October 27, 2005 — THQ Inc. (NASDAQ: THQI) today announced that continued strong global sales of its original franchises and family titles drove 48% year-over-year net sales growth and a narrower-than-expected loss for the second quarter of fiscal 2006.

For the three months ended September 30, 2005, THQ reported record second quarter net sales of $142.7 million and a net loss of $1.4 million, or $0.02 per share.  These results exceeded the company’s previous guidance of net sales of $125 million and a loss of $0.07 per share.  For the same period a year ago, THQ reported net sales of $96.3 million and a net loss of $6.4 million, or $0.11 per share.

For the six months ended September 30, 2005, net sales grew 63% to $300.7 million from $184.5 million for the same period a year ago.  THQ’s net loss was $5.4 million, or $0.09 per share, compared with a net loss of $10.3 million, or $0.18 per share, for the first six months of fiscal 2005.

“THQ’s games continue to strike a responsive cord in players of all ages around the world.  Our second quarter results reflected strong sales of our original properties Tak, Destroy All Humans! and Juiced, as well as our industry leading portfolio of licensed properties, including WWE Day of Reckoning 2 and Scooby Doo! Unmasked.  Our catalog also continues to perform well, with three of our holiday 2004 titles moving to Greatest Hits status during the second quarter,” said Brian Farrell, president and CEO, THQ.

“This holiday season we plan to bring to market games based on our most successful brands targeted to the mass-market consumer on the huge installed base of current generation hardware,” Farrell continued.  “We are confident WWE SmackDown, SpongeBob SquarePants, The Incredibles, Bratz and Tak will top holiday shoppers’ wish lists this year, and we intend to support these brands with significant marketing and in-store promotion activities.”

Fiscal 2006 Guidance

THQ reaffirmed previous earnings guidance and increased net sales guidance for the full fiscal year ending March 31, 2006, and provided initial guidance for the fiscal third quarter ending December 31, 2005:

•      For the fiscal year ending March 31, 2006, THQ expects net sales of approximately $770 million and net income of approximately $0.67 per diluted share

•      For the third quarter of fiscal 2006, the company expects net sales of approximately $320 million and net income of about $0.65 per diluted share

All per share amounts reflect a 3-for-2 stock split effected on September 1, 2005.

Recent Developments

•      THQ was the #2 independent video game software publisher in North America, the UK and Australia/New Zealand for the first nine months of calendar 2005, according to the NPD Group, Inc., Chart Track and GfK, respectively

•      THQ announced an extension of its new Juiced™ franchise on the PlayStation® Portable (PSP™) handheld entertainment system, scheduled for spring 2006

•      THQ’s flagship titles from holiday 2004:The Incredibles, The SpongeBob SquarePants™ Movie and WWE® SmackDown® vs. Raw® each achieved “Greatest Hits” status during the second quarter

•      THQ added 25 years of product, online and marketing experience to its management team, naming Kelly Flock executive vice president of worldwide publishing

•      THQ appointed Jeff Griffiths, former president and CEO of Electronics Boutique, to its board of directors

•      Microsoft’s recent X05 event highlighted three of THQ’s upcoming titles for the Xbox 360™: MotoGP™ Ultimate Racing Technology 2006, Saint’s Row™ and The Outfit™, and each garnered critical acclaim from the enthusiast press

Investor Conference Call

THQ will host a conference call to discuss fiscal second quarter results today at 5:00 p.m. Eastern/2:00 p.m. Pacific. Please dial (800) 510-0146 or (617) 614-3449 access code 54006118 to listen to the call or visit the THQ Inc. Investor Relations home page at www.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through October 29, 2005 by dialing (888) 286-8010 or (617) 801-6888 access code 61384406.

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  The company develops its products for all popular game systems, personal computers and wireless devices.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located in the United States, United Kingdom, Austria, France, Germany, Netherlands, Spain, Korea and Australia.  More information about THQ and its products may be found at www.thq.com and  www.thqwireless.com. THQ, THQ Wireless, Destroy All Humans!, Juiced, The Outfit, Saint’s Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360 and the Xbox logos are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or in other countries.

“PlayStation” and the “PS” Family logo are registered trademarks of Sony.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending December 31, 2005 and the fiscal year ending March 31, 2006 and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  THQ did not retain nor otherwise influence The NPD Group, Inc., Chart-Track or GfK.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2005, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

THQ Inc.

Second Quarter 2006 Earnings Announcement

Consolidated Statements of Operations

(In thousands, except per share data)

Table 1	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
Net sales	$142,692	$96,295	$300,659	$184,489

Costs and expenses:
Cost of sales	46,837	30,873	101,146	64,646
License amortization and royalties	10,735	8,998	24,459	16,005
Software development amortization	24,450	17,836	47,795	30,751
Product development	21,334	15,349	40,394	25,330
Selling and marketing	26,663	20,053	63,623	38,250
Payment to venture partner	677	1,512	2,589	2,036
General and administrative	15,822	12,692	32,301	25,510
Total costs and expenses	146,518	107,313	312,307	202,528
Loss from operations	(3,826)	(11,018)	(11,648)	(18,039)
Interest income	1,771	985	3,937	1,958
Loss before income taxes and minority interest	(2,055)	(10,033)	(7,711)	(16,081)
Income taxes	(637)	(3,774)	(2,390)	(5,921)
Loss before minority interest	(1,418)	(6,259)	(5,321)	(10,160)
Minority interest	3	(95)	(54)	(95)
Net loss	$(1,415)	$(6,354)	$(5,375)	$(10,255)
Net loss per share — diluted	$(0.02)	$(0.11)	$(0.09)	$(0.18)
Shares used in per share calculation — diluted	62,299	58,496	61,904	58,038

The above table reflects our Consolidated Statements of Operations in accordance with U.S. Generally Accepted Accounting Principles.

THQ Inc.

Second Quarter 2006 Earnings Announcement

Balance Sheets

(In thousands)

Table 2	September 30,	March 31,
	2005	2005

ASSETS
Cash, cash equivalents and short-term investments	$274,125	$331,173
Accounts receivable — net	77,809	73,700
Inventory	37,069	23,802
Licenses	22,068	12,464
Software development	72,456	57,107
Income taxes receivable	20,542	9,783
Prepaid expenses and other current assets	34,254	14,530
Total current assets	538,323	522,559
Property and equipment, net	34,352	26,822
Licenses — net of current portion	67,264	75,523
Software development — net of current portion	13,182	8,144
Income taxes receivable— net of current portion	9,513	9,513
Goodwill — net	86,186	83,440
Other long-term assets — net	22,674	21,392
TOTAL ASSETS	$771,494	$747,393

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable	$33,715	$36,499
Accrued and other current liabilities	91,283	77,532
Deferred income taxes	7,885	6,841
Total current liabilities	132,883	120,872
Other long-term liabilities	59,257	72,059
Deferred income taxes — net of current portion	4,466	4,466
Minority interest	1,333	1,238
Common stock	627	607
Additional paid-in capital	378,113	347,462
Accumulated other comprehensive income	12,352	12,851
Retained earnings	182,463	187,838
Total stockholders’ equity	573,555	548,758
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$771,494	$747,393

THQ Inc.

Supplementary Tables

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Platform Revenue Mix

Consoles
PlayStation 2	31.3%	21.6%	34.9%	21.8%
Xbox	14.8	5.5	21.3	16.2
Game Cube	11.0	17.6	6.3	11.4
	57.1	44.7	62.5	49.4

Handheld
Game Boy Advance	21.8	22.7	19.2	25.1
Dual Screen	1.0	0.0	0.5	0.0
Wireless	6.3	6.5	6.4	4.9
	29.1	29.2	26.1	30.0

PC	12.7	24.0	10.7	17.8
Other	1.1	2.1	0.7	2.8
	100.0%	100.0%	100.0%	100.0%

Geographic Revenue Mix
Domestic	63.2%	66.5%	58.7%	63.1%
Foreign	36.8	33.5	41.3	36.9
	100.0%	100.0%	100.0%	100.0%